Coopers & Lybrand                                       Coopers & Lybrand L.L.P.
                                                    A Professional Services Firm



                     CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Trustees of CMC Fund Trust:

     We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of CMC Fund Trust on Form N-1A (File No. 33-30394) of our reports dated December 6, 1996, on our audits of the financial statements and the financial highlights of the CMC Small Cap Fund, CMC International Stock Fund, and CMC High Yield Fund, portfolios of CMC Fund Trust, which reports are included in the Annual Reports to Shareholders for the year ended October 31, 1996, which is included in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants".



COOPERS & LYBRAND L.L.P.



Portland, Oregon
December 6, 1996













Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International)